CERTIFICATE OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL INCOME FUND

The undersigned, being a majority of the Trustees of Nuveen Dividend Advantage Municipal Income Fund (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 12th day of July, 1999 by the initial Trustee thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective as of 8:59 a.m., Eastern time, on the 11th day of April 2016, as follows:

1. Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1. Name. This Trust shall be known as the “Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2. Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 1st day of April 2016.

/s/ William Adams	/s/ Jack B. Evans
William Adams IV as Trustee	Jack B. Evans, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ William C. Hunter	/s/ David J. Kundert
William C. Hunter, as Trustee	David J. Kundert, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson, as Trustee	William J. Schneider, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Thomas S. Schreier	/s/ Judith M. Stockdale
Thomas S. Schreier, Jr., as Trustee	Judith M. Stockdale, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Carole E. Stone
Carole E. Stone, as Trustee	Terence J. Toth, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Margaret L. Wolff
Margaret L. Wolff, as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

2